Exhibit 1.1.1

Pricing Agreement

BofA Securities, Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

As Representatives of the several
Underwriters named in Schedule I hereto.

January 6, 2020

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 6, 2020 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Christine Wheatley

Name:	Christine Wheatley
Title:	Group Vice President, Secretary and General Counsel

[Signature Page to Pricing Agreement]

BofA Securities, Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

and the additional Underwriters named on Schedule I to this Pricing Agreement

By:	BofA Securities, Inc.

By:	/s/ Andrew Karp

Name: Andrew Karp
Title: Managing Director

By:	Mizuho Securities USA LLC

By:	/s/ James Shepard

Name: James Shepard
Title: Managing Director

By:	RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose

Name: Scott G. Primrose
Title: Authorized Signatory

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of Senior Notes To Be Purchased
BofA Securities, Inc.	$112,500,000
Mizuho Securities USA LLC	112,500,000
RBC Capital Markets, LLC	112,500,000
Citigroup Global Markets Inc.	52,500,000
Fifth Third Securities, Inc.	52,500,000
MUFG Securities Americas Inc.	52,500,000
BNY Mellon Capital Markets, LLC	33,750,000
Goldman Sachs & Co. LLC	33,750,000
PNC Capital Markets LLC	33,750,000
Santander Investment Securities Inc.	33,750,000
SunTrust Robinson Humphrey, Inc.	33,750,000
U.S. Bancorp Investments, Inc.	33,750,000
Wells Fargo Securities, LLC	33,750,000
CastleOak Securities, L.P.	18,750,000
Total	$750,000,000

SCHEDULE II

Title of Designated Securities:

3.950% Senior Notes due 2050

Aggregate Principal Amount:

$750,000,000 of 3.950% Senior Notes due 2050

Price to Public:

99.668% of the principal amount of the 3.950% Senior Notes due 2050, plus accrued interest from January 13, 2020

Purchase Price by Underwriters:

98.793% of the principal amount of the 3.950% Senior Notes due 2050, plus accrued interest from January 13, 2020

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association (currently known as U.S. Bank National Association), as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture, dated June 17, 2002, the Fifteenth Supplemental Indenture, dated January 28, 2003, the Sixteenth Supplemental Indenture, dated December 20, 2004, the Seventeenth Supplemental Indenture, dated August 15, 2007, the Eighteenth Supplemental Indenture, dated January 16, 2008, the Nineteenth Supplemental Indenture, dated March 27, 2008, the Twentieth Supplemental Indenture, dated March 27, 2008, the Twenty-First Supplemental Indenture, dated November 25, 2008, the Twenty-Second Supplemental Indenture, dated October 1, 2009, the Twenty-Third Supplemental Indenture, dated July 13, 2010, the Twenty-Fourth Supplemental Indenture, dated January 19, 2012, the Twenty-Fifth Supplemental Indenture, dated April 16, 2012, the Twenty-Sixth Supplemental Indenture, dated April 16, 2012, the Twenty-Seventh Supplemental Indenture, dated July 25, 2013, the Twenty-Eighth Supplemental Indenture, dated July 25, 2013, the Twenty-Ninth Supplemental Indenture, dated December 23, 2013, the Thirtieth Supplemental Indenture, dated December 23, 2013, the Thirty-First Supplemental Indenture, dated December 23, 2013, the Thirty-Second Supplemental Indenture, dated December 23, 2013, the Thirty-Third Supplemental Indenture, dated January 30, 2014, the Thirty-Fourth Supplemental Indenture, dated October 28, 2014, the Thirty-Fifth Supplemental Indenture, dated January 15, 2016, the Thirty-Sixth Supplemental Indenture, dated January 15, 2016, the Thirty-Seventh Supplemental Indenture, dated January 15, 2016, the Thirty-Eighth Supplemental Indenture, dated October 3, 2016, the Thirty-Ninth Supplemental Indenture, dated October 3, 2016, the Fortieth Supplemental Indenture, dated October 3, 2016, the Forty-First Supplemental Indenture, dated January 24, 2017, the Forty-Second Supplemental Indenture, dated July 24, 2017, the Forty-Third Supplemental Indenture, dated July 24, 2017, the Forty-Fourth Supplemental Indenture, dated July 24, 2017, the Forty-Fifth Supplemental Indenture, dated January 14, 2019, the Forty-Sixth Supplemental Indenture, dated January 14, 2019, and the Forty-Seventh Supplemental Indenture to be dated January 13, 2020.

Maturity:

The 3.950% Senior Notes due 2050 will mature on January 15, 2050

Interest Rates:

The 3.950% Senior Notes due 2050 will bear interest from January 13, 2020 at

3.950%

Interest Payment Dates:

Interest on the 3.950% Senior Notes due 2050 is payable semiannually on January 15 and July 15 of each year, commencing on July 15, 2020

Redemption Provisions:

As described in the term sheet dated January 6, 2020 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated January 6, 2020

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated January 6, 2020

Guarantees:

None

Time of Delivery:

January 13, 2020

Closing Location:

Offices of Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022

Name and Address of Representatives:

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, NY 10022

Attention: Debt Capital Markets

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: DCM Transaction Management

Schedule III

Time of Sale Information

1.	Preliminary Prospectus Supplement, dated January 6, 2020, including the base prospectus included therein, dated May 24, 2019

2.	Term sheet, dated January 6, 2020, included on Schedule IV

Schedule IV
The Kroger Co.

Pricing Term Sheet
Dated January 6, 2020

Issuer:	The Kroger Co.
Security Type:	Senior Notes
Trade Date:	January 6, 2020
Settlement Date:	January 13, 2020 (T+5)
Denominations:	$2,000 x $1,000
Principal Amount:	$750,000,000
Maturity Date:	January 15, 2050
Coupon:	3.950%
Benchmark Treasury:	UST 2.250% due August 15, 2049
Benchmark Treasury Price / Yield:	99-19 / 2.269%
Spread to Benchmark Treasury:	T + 170 basis points
Yield to Maturity:	3.969%
Price to Public:	99.668% of the principal amount
Interest Payment Dates:	January 15 and July 15, commencing on July 15, 2020
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 30 basis points (prior to July 15, 2049)
Par Call:	On or after July 15, 2049 (six months prior to maturity)
CUSIP/ISIN:	501044 DN8 / US501044DN88
Joint Book-Running Managers:	BofA Securities, Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Citigroup Global Markets Inc.
Fifth Third Securities, Inc.
MUFG Securities Americas Inc.
Co-Managers:	BNY Mellon Capital Markets, LLC
Goldman Sachs & Co. LLC
PNC Capital Markets LLC
Santander Investment Securities Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
CastleOak Securities, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322, Mizuho Securities USA LLC toll-free at 1-866-271-7403 or RBC Capital Markets, LLC toll-free at 1-866-375-6829.

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